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Biogen Idec Inc.

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Biogen Idec Investor Presentation Spring 2008

This presentation includes forward-looking statements about: our expected revenues, earnings, and cash flows estimates of sales for our products, our expected filings with regulatory agencies, the anticipated development and timing of programs in our clinical pipeline our external business development initiatives the sales potential of TYSABRI(r) Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those that we express or imply. Important factors that could cause our actual results to differ include our continued dependence on our two principal products, AVONEX(r) and RITUXAN(r), the uncertainty of success in commercializing other products including TYSABRI(r), the occurrence of adverse safety events with our products, the consequences of the nomination of directors for election to our Board by an activist shareholder, the failure to execute our growth strategy successfully or to compete effectively in our markets, our dependence on collaborations over which we may not always have full control, possible adverse impact of government regulation and changes in the availability of reimbursement for our products, problems with our manufacturing processes and our reliance on third parties, fluctuations in our operating results, our ability to protect our intellectual property rights and the cost of doing so, the risks of doing business internationally and the other risks and uncertainties that are described in Item 1.A. Risk Factors in our annual report on Form 10-K, in our quarterly reports on Form 10-Q and in other periodic and current reports we file with the SEC. These forward-looking statements speak only as of the date of this presentation, and we do not undertake any obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise. On May 8, 2008, Biogen Idec filed a definitive proxy statement with the Securities and Exchange Commission (the "SEC") in connection with the Company's 2008 Annual Meeting. Biogen Idec's stockholders are strongly advised to read the definitive proxy statement carefully before making any voting or investment decision because the definitive proxy statement contains important information. The Company's proxy statement and any other materials filed by the Company with the SEC can be obtained free of charge at the SEC's web site at www.sec.gov or from Biogen Idec at http://investor.biogenidec.com. The Company's definitive proxy statement and other materials will also be available for free by writing to Biogen Idec Inc., 14 Cambridge Center, Cambridge, MA 02142 or by contacting our proxy solicitor, Innisfree M&A Incorporated, by toll-free telephone at (877) 750-5836. Forward Looking and Proxy Solicitation Statements

Agenda Performance Shareholder Value Creation Sale Process Conclusions

Overview of Biogen Idec Industry leading, fully integrated biotechnology company created by the 2003 merger of Biogen and IDEC Pharmaceuticals Leading products and marketing excellence: 2 of top 10 industry blockbusters...with potential for a 3rd AVONEX(r) Most prescribed therapeutic product in multiple sclerosis worldwide $1.9 billion worldwide revenue and >135,000 patients in 2007 RITUXAN(r) Currently the standard of care for Non-Hodgkin's Lymphoma ~$4.6 billion worldwide revenue in 2007 and >1.3 million patient exposures worldwide since launch TYSABRI(r) Currently the most efficacious product for multiple sclerosis Target of 100,000 patients on TYSABRI(r) by 2010 would imply annual sales of ~$2.5 billion Deep and robust R&D pipeline World leader in technical development and biologic manufacturing Strong financial foundation and performance

Our Strategy We discover, develop, and commercialize significant products in global specialty markets that address areas of high unmet medical need Significant Our focus is on products with greater than $500m in revenue potential We aim to retain worldwide rights and leverage our global infrastructure Over 40% of revenue from International business by 2010 We pursue markets which have: Concentrated call points High scientific sell Require significant patient/HCP support We do not pursue primary care/mass market We pursue first-in-class or best-in-class therapeutics against diseases where there is a high unmet need Global Specialty High unmet medical need

2003 2004 2005 2006 2007 Non-GAAP 1.22 1.4 1.57 2.25 2.74 EPS Revenue ($ Millions) Delivered on 2003 Merger Goals 2003 2004 2005 2006 2007 East 1852 2212 2423 2683 3172 CAGR 14% CAGR 22% Note: 2003 is pro forma data for the Biogen and Idec merger. Non-GAAP EPS excludes the impact of purchase accounting, merger-related adjustments, stock option expense, and other items and their related tax effects. GAAP to non-GAAP EPS reconciliation is provided in the appendix at the end of this presentation. 15% '03-'07 Goal 20% '03-'07 Goal

Merger Delivered Robust Cash Flows Note: Free cash flow defined as cash flows from operations minus capital expenditures as disclosed on our Form 10-K. The EBITDA on this slide refers to Non-GAAP EBITDA. Non-GAAP value excludes the impact of purchase accounting, merger-related adjustments, stock option expense, and other items and their related tax effects. GAAP to non-GAAP reconciliation is provided in the appendix at the end of this presentation. 2004 2005 2006 2007 EBITDA 791 898 1182 1281 2004 2005 2006 2007 Free Cash Flow 367 571 643 737 CAGR 17% CAGR 26% Free Cash Flow ($ Millions) EBITDA ($ Millions)

Accelerating Revenue Growth Q1 '07 Q2 '07 Q3 '07 Q4 '07 Q1 '08 Revenue 716 773 789 893 942 Biogen Idec Quarterly Revenue ($ Millions) 32% CAGR

Creating Value Through Decisive Actions Financial Discipline 17% reduction in force - 2005 Sales of non-core assets Two manufacturing facilities AMEVIVE(r) ZEVALIN(r) World Class Commercial Execution MS Leadership TYSABRI(r) relaunch AVONEX(r) international expansion Patient Care / Specialty Marketing RITUXAN(r) expansion into immunology Prudent Use of Cash $3 billion share repurchase / "Dutch auction" Accessed more than 10 compounds for <$640 million upfront payments via disciplined execution of business development strategy Cohesive Strategic Direction Largest merger of two independent biotechs Seamless integration Met aggressive financial goals Review of strategic alternatives; including sale of the company

Stock has Consistently Outperformed Biotech Peer Index Since Merger 3 Years 1 Year BIIB 0.15 0.17 0.31 BTK 0.12 0.12 -0.1 Note: 1, 3, and Since Merger data compares stock performance as of 5/9/08. Biogen Idec Stock Performance vs. BTK Since Merger 3 Years 1 Year

Biogen Idec's Value Creation Future Performance 14% CAGR 22% CAGR Revenue EPS $2.74 $1.22 $1.9B $3.2B 2007-2010 Goal 15% Revenue CAGR 20% EPS CAGR Revenue and EPS 2003 Pro-Forma 2004 2005 2006 2007 2008 2009 2010 Note: The EPS references on this slide refer to non-GAAP EPS. Non-GAAP EPS excludes the impact of purchase accounting, merger-related adjustments, stock option expense, and other items and their related tax effects. GAAP to non-GAAP EPS reconciliation is provided in the appendix at the end of this presentation.

2010 Goals TYSABRI(r) patients on therapy exceeds 100,000 by year end 2010 ~$2.5 billion in end patient revenue AVONEX(r) maintains its patient market share in the "ABCR" market Anti-CD20 franchise growth fueled by filings in at least 2 additional indications Over 40% of revenue from International business 2 new products or major indications launched 6 programs in late stage development Continued disciplined execution of external growth strategy 15% top line growth 20% bottom line growth Products Pipeline Financial Note: The bottom line, or EPS, reference in this slide refers to non-GAAP EPS. Non-GAAP EPS excludes the impact of purchase accounting, merger-related adjustments, stock option expense, and other items and their related tax effects. GAAP to non-GAAP EPS reconciliation is provided in the appendix at the end of this presentation.

100,000 TYSABRI(r) Patients by 2010 Patients on MS Therapies Worldwide Current US 70000 Int'l 60000 Clinical March 2009 2010 US 15300 40000 Int'l 10200 60000 Clinical 600 100,000 130,000+ TYSABRI(r) Oct '06 Feb Apr May July Sept Dec Total 3100 7500 10000 12500 14000 17000 21000 26000 AVONEX(r) 26,000 2007 TYSABRI(r) Current Worldwide Market Share >6% 2008

Broad and Deep Pipeline



NEUROLOGY
Late Research/ Pre-Clinical
Phase 1
Phase 2
Phase 3
Market
AVONEX
Multiple sclerosis
TYSABRI
Multiple sclerosis
BG-12
Multiple sclerosis
RITUXAN / Ocrelizumab
Multiple sclerosis
Daclizumab
Multiple sclerosis
CDP323
Multiple sclerosis
BIIB014
Parkinson's disease
Neublastin
Pain
LINGO
MS
BART
AD
BIIB014 Backup
PD
IMMUNOLOGY
RITUXAN
Rheumatoid arthritis
FUMADERM
Psoriasis
TYSABRI
Crohn's disease
RITUXAN
Lupus nephritis
Ocrelizumab (2nd gen. α-CD20)
Rheumatoid arthritis
Baminercept alpha
Rheumatoid arthritis
Anti-CD40L
SLE
Anti-TWEAK
RA
ONCOLOGY
Late Research/ Pre-Clinical
Phase 1
Phase 2
Phase 3
Market
RITUXAN
NHL & CLL (Ph. 3)
Galiximab
NHL
Lumiliximab
CLL
Volociximab
Solid tumors
HSP90 Inhibitor
Solid tumors
Anti-IGF-1R
Solid tumors
Anti-Cripto-DM4
Solid
TYSABRI
Onco
RAF Inhibitor
Solid
Anti-Fn14
Solid
CARDIOPULMONARY & EMERGING AREAS
Lixivaptan
Heart Failure / Hyponatremia
ADENTRI (IV)
Acute Heart Failure
ADENTRI (oral)
Chronic Heart Failure
Aviptadil
PAH
Long Acting rFactor IX
Hem B
Long Acting rFactor VIII
Hem A
Internally Sourced
Externally sourced

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Annual Review of Strategic Alternatives Execute on Business Plan (including disciplined business development) Sale of Company Merger/ Acquisition Strategic Collaboration Capital Structure

Factors in Evaluating Strategic Alternatives Background Sale of MedImmune to AstraZeneca Expressions of interest from large pharma Icahn purchases equity stake in BIIB Management seeks out shareholder input Large Pharma Challenge Poor growth prospects Overly dependent on primary care Desire for biologics Cost synergies Strong cash position Macro-environment Political trends Drug development economics

Comprehensive Sales Process Board of Directors authorized management to evaluate whether third parties would have an interest in acquiring Biogen Idec (publicly announced on October 12, 2007) Process designed to generate competition and elicit best value for the Company Proactively contacted every major pharmaceutical company Process led by two leading investment banks - the same two firms that advised in the Biogen IDEC merger and executed the MedImmune / AstraZeneca transaction Standard two-stage process Opportunity for participants to engage with Elan and Genentech before signing an agreement Icahn was given opportunity to participate in the process...he declined

Sales Process Detail Reach out to all potential buyers (17 companies) Sign standard non-disclosure agreements Use of confidential information limited to purchase evaluation 18 month standstill BIIB to regulate contact with major partners Provide company information Management presentation Long range plans Brand plans Solicit interest Non-binding offer (no set price floor) Due diligence requirements Material conditions 1st Stage 2nd Stage Complete detailed due diligence Data room with thousands of documents Full day meetings with management Exchange of Q&A Negotiate material conditions of merger agreement Antitrust issues Material adverse changes Solicit post diligence indications of interest Meet with prospective partners Negotiate with Elan and/or Genentech Execute binding agreement

No Bid Emerged Following Diligence Participants appreciated our leading product franchises, quality of pipeline, and financial performance Neither bid instructions nor sequence of discussions with partners were limiting factors No price guidance or minimum required bid was given to potential buyers Discussions with Elan were not needed for due diligence Participants understood they would have opportunity to engage with Elan before signing definitive agreement Public comments illustrated desire to modify TYSABRI(r) economics / agreement Sequencing of Elan contact focused on educating potential buyers on contract terms and then operating considerations However, no potential buyer made a bid for the company Potential buyers uncomfortable with potential PML risk given importance of TYSABRI(r) to valuation During initial launch, PML observed in patients treated for a median of 120 weeks Sale process initiated ~65 weeks into Tysabri re-launch; still not enough visibility into PML risk Turbulent credit markets deterred all but the very largest players Low PE ratios of large pharmas limited ability to use equity as currency Large pharma company specific challenges (e.g. corporate restructurings, senior management changes)

Financial Expertise Lawrence C. Best Former EVP and CFO, Boston Scientific Former Senior Partner, Ernst & Young Professional Accounting Fellow in the Office of the Chief Accountant at the SEC Robert W. Pangia Partner, Ivy Capital Partners / Ivy Healthcare Capital CEO of Highlands Acquisition Corp 11 years of investment banking experience at PaineWebber Stelios Papadopoulos, Ph. D. (Nominee) 19 years experience in investment banking with focus on biotechnology and pharmaceuticals Former Vice Chairman of Cowen & Co. Former Chairman of PaineWebber Development Corp Adjunct Associate Professor of Cell Biology at NYU Medical Center Co-founder/Board member of numerous biotech cos. Industry Leadership and Operating Experience Bruce R. Ross, Chairman of the Board President, Cancer Rx Former CEO, National Comprehensive Cancer Network 27 year career at Bristol-Myers Squibb Marijn E. Dekkers, Ph. D. (Recently Elected - 2007) President, CEO, and Director Thermo Fisher Scientific 15 years experience at Honeywell and General Electric William D. Young Chairman and CEO, Monogram Biosciences 19 years at Genentech - Former COO 14 years at Eli Lilly James C. Mullen President and CEO, Biogen Idec Joined Biogen in 1989 Former Chairman Biotechnology Industry Organization 9 years at SKB (GSK) Government and Payor Experience Nancy L. Leaming (Recently Appointed - 2008) 22 years as senior executive at Tufts Health Plan Former President and CEO The Honorable Lynn Schenk Former Chief of Staff to the Governor of California Former U.S. Representative for State of California Current practicing attorney Drug Development and Scientific Leadership Phillip A. Sharp, Ph.D. Nobel laureate and recipient of National Medal of Science Co-founder of Biogen and Alnylam Pharmaceuticals Professor and Faculty Member in the Department of Biology and Center for Cancer Research at MIT Alan B. Glassberg, M.D. Venture Partner and member of Scientific Advisory Board, Bay City Capital Associate director at UCSF Clinical Cancer Center Cecil Pickett, Ph.D. (Recently Appointed - 2006) President, Research and Development, Biogen Idec 13 years at Schering Plough: Former Corporate SVP & President, Schering- Plough Research Institute 15 years at Merck Biogen Idec Board - Proven Leadership with Management and Scientific Backgrounds

Broad Based Board Experience Larry Best Marijn Dekkers Alan Glassberg Nancy Leaming Jim Mullen Robert Pangia Stelios Papadopoulos Cecil Pickett Bruce Ross Phil Sharp Lynn Schenk Bill Young General Management Finance/ Accounting R&D Customer Perspective/ Market & Sales International Business Independent Public Board Experience Public Policy Bold - Recently Appointed/Nominated

Dissident Slate We interviewed the dissident slate as part of the nomination process Dissident slate insisted they only be considered as a group No nominee possesses any unique or additive experiences No nominee was able to articulate any strategy to improve shareholder value creation

Drivers of Shareholder Value Creation Strategic Plan Capital Structure Sale Execute against long range strategic plan Grow commercial product portfolio Advance pipeline Deliver compelling financial performance Use cash in an efficient manner Strategic transactions In-licensing and collaborations Disciplined M&A Sell underperforming assets Return cash to shareholders Shareholder Value Creation Continuing to proactively evaluate ways to maximize shareholder value Including potential sale to large pharma if such a transaction maximizes shareholder value

The Board is Best Positioned to Continue to Deliver Value to All Shareholders Proven track record of taking decisive action and consistently delivering value to all shareholders Exceptionally qualified Committed to continuing to deliver shareholder value Vote for All Director Nominees on the WHITE Proxy Card Commercial excellence (including TYSABRI(r) relaunch) Strong stock performance outpacing peers Disciplined business development Capital Structure Financial Discipline Extensive, diverse experience Expert knowledge of business and industry Focused on executing the strategy

GAAP to non-GAAP Reconciliation

2003 -2007 Diluted EPS, Net Income, and EBITDA

Condensed Consolidated Statements of Income – Operating Basis	FY 2003	FY 2004	FY 2005	FY 2006	FY 2007
GAAP diluted EPS	**(4.92)**	**0.07**	**0.47**	**0.63**	**1.99**
Adjustment to net income (see below)	6.14	1.38	1.10	1.62	0.75
Effect of FAS128 and ETIF 0306	-	(0.05)	-	-	-
Non-GAAP diluted EPS	**1.22**	**1.40**	**1.57**	**2.25**	**2.74**
GAAP Net Income ($M)	**(875.1)**	**25.1**	**160.7**	**217.5**	**638.2**
Revenue – Pre-merger Biogen product, royalty and corporate partner revenue	1,173.1	-	-	-	-
COGS – Fair value step up of inventory acquired from Biogen and Fumapharm	231.6	295.5	34.2	7.8	-
COGS – Pre-merger Biogen cost of sales	(179.2)	-	-	-	-
COGS – Royalties related to Corixa	1.8	-	-	-	-
COGS – Amevive divesture	-	-	36.4	-	-
R&D – Pre-merger Biogen net R&D	(301.1)	-	-	-	-
R&D – Severance and restructuring	-	3.1	20.3	0.3	1.2
R&D – Sale of plant	-	-	1.9	-	-
SG&A – Pre-merger Biogen SG&A	(346.7)	-	-	-	-
SG&A – Merger related and purchase accounting costs	-	-	-	0.1	-
SG&A – Severance and restructuring	13.2	9.3	19.3	2.0	0.6
Amortization of intangible assets primarily related to Biogen merger	33.2	347.7	302.3	267.0	257.5
In-process R&D related to the Biogen Idec merger, acquisitions of Conforma, Syntonix, and Fumapharm, and consolidation of Cardiokine, Neurimmune and Escoublac	823.0	-	-	330.5	84.2
Loss/(gain) on settlement of license agreements with Fumedica and Fumapharm	-	-	-	(6.1)	-
(Gain)/loss on sale of long lived assets	-	-	111.8	(16.5)	(0.4)
Other income, net: Pre-merger Biogen	32.9	-	-	-	-
Other income, net: Consolidation of Cardiokine and Neurimmune and gain on sale of long lived assets	-	-	-	-	(72.3)
Write down of investments	-	12.7	-	-	-
Charitable donations and legal settlements	30.7	-	-	-	-
Income taxes – Effect of reconciling items	(205.8)	(195.4)	(145.2)	(70.3)	(65.5)
Stock option expense	-	-	-	44.5	35.6
Non-GAAP Net Income	**431.7**	**498.0**	**541.7**	**776.8**	**879.1**
Taxes		234.4	240.7	348.7	337.9
Non-GAAP PBT		732.4	782.4	1,125.5	1,217.0
OIE		33.4	20.2	52.1	58.5
Non-GAAP Operating Income		699.0	762.2	1,073.4	1,158.5
Depreciation		92.0	135.8	108.4	122.6
Non-GAAP EBITDA		**791.0**	**898.0**	**1,181.8**	**1,281.1**

Notes: The non-GAAP financial measures presented in this table are utilized by Biogen Idec management to gain an understanding of the comparative financial performance of the Company. Our non-GAAP financial measures are defined as reported, or GAAP, values excluding (1) purchase accounting and merger-related adjustments, (2) stock option expense and the cumulative effect of an accounting change relating to the initial adoption of SFAS No. 123R and (3) other items. Our management uses these non-GAAP financial measures to establish financial goals and to gain an understanding of the comparative financial performance of the Company from year to year and quarter to quarter. Accordingly, we believe investors' understanding of the Company's financial performance is enhanced as a result of our disclosing these non-GAAP financial measures. Non-GAAP net income and non-GAAP diluted EPS should not be viewed in isolation or as a substitute for reported, or GAAP, net income and diluted EPS.

The GAAP figures reflect:

- 2004 and beyond – the combined Biogen Idec
- 2003 – a full year of IDEC Pharmaceuticals and 7 weeks of the former Biogen, Inc. (for the period 11/13/03 through 12/31/03)

Numbers may not foot due to rounding.

Source: Biogen Idec Annual Reports, 10-K filings and earnings press releases (FY 2003-2007).

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